Exhibit 10.1
                         AGREEMENT OF SALE AND PURCHASE

                                      AMONG

                          AMERICAN MULTI-CINEMA, INC.,
                             a Missouri corporation
                                       and
                                AMC REALTY, INC.,
                             a Delaware corporation
                                   ("SELLER")

                                       AND

                         ENTERTAINMENT PROPERTIES TRUST,
                     a Maryland real estate investment trust
                                  ("PURCHASER")


                            For the Sale and Purchase
                                       of

Grand 24, Dallas, TX                   Leawood Town Center 20, Kansas City, MO
Promenade 16, Los Angeles, CA          South Barrington 30, Chicago, IL
Ontario Mills 30, Los Angeles, CA             Mission Valley 20, San Diego, CA
West Olive 16, St. Louis, MO           Lennox 24, Columbus, OH
Studio 30, Houston, TX                 First Colony 24, Houston, TX
Huebner Oaks 24, San Antonio, TX       Oakview 24, Omaha, NE

                                November 21, 1997



Michael G. O'Flaherty                       E.T. Bullard
Stinson, Mag & Fizzell, P.C.                Lathrop & Gage L.C.
1201 Walnut                                        Suite 2500
Suite 2800                                         2345 Grand Boulevard
Kansas City, Missouri  64105                Kansas City, Missouri  64108
Telephone:  (816) 691-3180                         Telephone:  (816) 292-2000
Telecopy:   (816) 691-3495                         Telecopy:  (816) 292-2001

Counsel to Purchaser                               Counsel to Seller

                         AGREEMENT OF SALE AND PURCHASE

         THIS AGREEMENT OF SALE AND PURCHASE (the "Agreement") is made and entered into among AMERICAN MULTI-CINEMA, INC., a Missouri corporation, AMC REALTY, INC., a Delaware corporation (hereinafter sometimes individually or jointly referred to as "Seller" as the context requires), and ENTERTAINMENT PROPERTIES TRUST, a Maryland real estate investment trust (hereinafter referred to as "Purchaser"). Seller and Purchaser are sometimes collectively referred to herein as the "Parties" and each of the Parties is sometimes singularly referred to herein as a "Party".

     WHEREAS,  Seller is the owner of the Properties (as  hereinafter  defined);
and,

         WHEREAS, Seller desires to sell and Purchaser desires to purchase each Property, and simultaneously therewith, to enter into a lease transaction pursuant to which Purchaser shall, as the case may be, lease or sublease to Seller, and Seller shall lease or sublease from Purchaser, each such Property.

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00), the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

         As used herein (including any Exhibits attached hereto), the following terms shall have the meanings indicated:

         "Applicable Notices" shall mean any reports, notices of violation, or notices of compliance issued in connection with any Permits.

         "Assignment" shall mean an assignment or assignments in substantially the same form as Exhibit B, attached hereto and made a part hereof, and sufficient to transfer to Purchaser all of Seller's right, title and interest as lessee in the Ground Leases.

         "Bill of Sale" shall mean a bill or bills of sale in substantially the same form as Exhibit C, attached hereto and made a part hereof, and sufficient to transfer to Purchaser all Personal Property.

         "Business Agreements" shall mean any leases, contract rights, loan agreements, mortgages, easements, covenants, restrictions or other agreements or instruments affecting all or a portion of a Property, to the extent the same are assignable by Seller, but specifically excluding all of Seller's Operating and Service Agreements.

         "Business Day(s)" shall mean calendar days other than Saturdays, Sundays and days on which banking institutions in the City of New York are authorized by law to close.

         "Certificate of Non-Foreign Status" shall mean a certificate dated as of the Closing Date, addressed to Purchaser and duly executed by Seller, in substantially the same form as Exhibit D, attached hereto and made a part hereof.

         "Claim" shall mean any obligation, liability, lien, encumbrance, loss, damage, cost, expense or claim, including, without limitation, any claim for damage to property or injury to or death of any person or persons.

         "Closing" shall mean the consummation of the sale and purchase of a Property provided for herein, to be held at the offices of Lathrop & Gage L.C., 2345 Grand Boulevard, Suite 2800, Kansas City, Missouri, or such other place as the Parties may mutually agree.

         "Closing Certificate" shall mean a certificate in substantially the same form as Exhibit E, attached hereto and made a part hereof, wherein Seller and Purchaser, respectively, shall represent that the representations and warranties of Seller and Purchaser, respectively, contained in this Agreement are true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date.

         "Closing Date" shall mean the actual day on which the transfer to Purchaser of title to a Property is closed. The Parties agree that each Closing Date shall be a date designated in writing by Seller to Purchaser which date (a) with respect to any Property on which the theatre thereon is open on the closing of the Registered Offering, shall not be earlier than the closing of the Registered Offering or later than twenty (20) days following the closing of the Registered Offering, or (b) with respect to any Property on which the theatre thereon is not open on the closing of the Registered Offering, shall be the earlier of the actual opening date of the theatre thereon or the first day of the month following the Anticipated Opening Date shown in the final prospectus for the offering, or (c) such earlier or later date as shall be hereafter mutually agreed upon by the Parties.

         "Deed" shall mean a special warranty deed or deeds in substantially the same form as Exhibit F-1, F-2 or F-3, attached hereto and made a part hereof (as the same may be modified to comply with local law and custom), executed by Seller, as grantor, in favor of Purchaser, as grantee, conveying the Land and Improvements to Purchaser, subject only to the Permitted Exceptions.

         "Due Diligence Materials" shall mean the information to be provided by Seller to Purchaser pursuant to the provisions of Section 4.1 hereof.

         "Effective Date" shall mean November 24, 1997.

         "Engineering Documents" shall mean all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, Americans with Disabilities Act compliance reports, environmental reports and studies, professional inspection reports, construction and/or architect's reports or certificates, feasibility studies, appraisals, and other similar plans and studies in the possession or control of Seller that relate to the Real Property or the Personal Property, to the extent the same are assignable by Seller.

         "Exception Documents" shall mean true, correct and legible copies of each document listed as an exception to title in the Title Commitment.

         "Excluded Personal Property" shall mean all those items of tangible and intangible personal property described on Exhibit G, attached hereto and made a part hereof.

         "Fixtures" shall mean all equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now or on the Closing Date located in, on or used in connection with, and permanently affixed to or incorporated into, the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, electronic security equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and similar systems, all of which, to the greatest extent permitted by law, are hereby deemed by the Parties to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the definition of Personal Property and Excluded Personal Property.

         "Grantor" means Clip Funding, Limited Partnership, a Delaware limited partnership.

         "Grantor Option Agreement" shall mean the Grantor Option Agreement, in substantially the same form as Exhibit I-2, attached hereto and made a part hereof, which shall be executed and delivered by Grantor and Purchaser at the closing of the Registered Offering, and pursuant to which Grantor shall grant Purchaser an exclusive option to acquire the Grantor Option Properties.

         "Grantor Option Properties" shall mean the real property described on Exhibits A-15 through A-17, attached hereto and made a part hereof, and any other property of Grantor more particularly set forth in the Grantor Option Agreement.

         "Ground Leases" shall mean those leases pursuant to which Seller has leased certain land on which it has constructed certain improvements with respect to the Leased Real Property.

         "Hazardous Materials" shall mean (a) "hazardous substances" or "toxic substances" as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), 42 U.S.C. ss. 9601 et seq., or by the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802 et seq., all as now and hereafter amended; (b) "hazardous wastes", as that term is defined by the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. ss. 6902 et seq., as now and hereafter amended; (c) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials or substances within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste substances or materials, all as now and hereafter amended; (d) petroleum including crude oil or any fraction thereof; (e) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. ss. 2011 et seq., as now and hereafter amended; (f) asbestos in any form or condition; and (g) polychlorinated biphenyl ("PCBs") or substances or compounds containing PCBs.

         "Hazardous Materials Law" shall mean any local, state or federal law relating to environmental conditions or industrial hygiene, including, without limitation, RCRA, CERCLA, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, the Federal Waste Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and all similar federal, state and local environmental statutes and ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder.

     "Improvements" shall mean the Leased Improvements and Owned Improvements.

         "Intangible Property" shall mean all Permits, Business Agreements and other intangible property or any interest therein now or on the Closing Date owned or held by Seller in connection with the Real Property, including all water rights and reservations, rights to use the trade name applicable to the Property, as set forth on Exhibits A-1 through A-12 hereof, and zoning rights related to the Real Property, or any part thereof, to the extent the same are assignable by Seller; provided, however, "Intangible Property" shall not include the general corporate trademarks, trade, names except as set forth above, service marks, logos or insignia or the books and records of Seller, Seller's accounts receivable and Seller's business and operating licenses for the facilities on the Real Property.

         "Knowledge" shall mean actual knowledge of Seller or Purchaser, as the case may be, at the time the representation is made or deemed to have been made with no affirmative duty of inquiry or investigation.

         "Land" shall mean the Owned Real Property and the Leased Real Property.

         "Laws" shall mean all federal, state and local laws, moratoria, initiatives, referenda, ordinances, rules, regulations, standards, orders and other governmental requirements, including, without limitation, those relating to the environment, health and safety and disabled or handicapped persons.

         "Lease" shall mean the Lease in substantially the same form as Exhibit H-1, attached hereto and made a part hereof, which shall be executed and delivered by Seller (or an affiliate of Seller) and Purchaser at the Closing, and pursuant to the terms of which Purchaser shall lease a Property to American Multi-Cinema, Inc. following the Closing. Each such Lease will be guaranteed by AMC Entertainment Inc., a Delaware corporation ("AMCE") pursuant to a Guaranty of Lease, substantially in the form of Exhibit H-2, attached hereto and made a part hereof.

         "Leased Improvements" shall mean all buildings, improvements, structures and Fixtures now or on the Closing Date located on the Leased Real Property, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called "infrastructure" improvements.

         "Leased Real Property" shall mean the real property legally described on Exhibits A-9 through A-12, attached hereto and made a part hereof, together with all of Seller's rights, titles, appurtenant interests, covenants, licenses, privileges and benefits thereunto belonging, and Seller's right, title and interest in and to any easements, rights-of-way, rights of ingress or egress or other interests in, on or under any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining such real property including, without limitation, any strips and gores adjacent to or lying between such real property and any adjacent real property.

         "Leased Interests" shall mean (a) the leasehold estates in the Leased Real Property as created by the Ground Leases, and all rights and interests created by the Ground Leases, (b) all of Seller's right, title and interest in the Leased Improvements as created by the Ground Leases, and (c) all other rights, titles, interests or estates of Seller in the Leased Improvements or the Leased Real Property.

         "Material" and "materially" shall mean a condition, noncompliance, defect or other fact which would: (a) cost, with respect to any individual Property, in the aggregate, in excess of Seven Hundred Fifty Thousand Dollars ($750,000.00) and, with respect to any single defect or fact, would cost, with respect to any individual Property, in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), to correct or repair; (b) in the aggregate, with respect to any individual Property, result in a loss to Purchaser or a reduction in the value of such Property in excess of Seven Hundred Fifty Thousand Dollars ($750,000.00) and, with respect to any single defect or fact, would, with respect to any individual Property, result in a loss to Purchaser or a reduction in the value of such Property in excess of Two Hundred Fifty Thousand Dollars ($250,000.00); or (c) in the aggregate with respect to the Properties, in excess of One Million Five Hundred Thousand Dollars ($1,500,000.00).

         "Option Agreements" means the Seller Option Agreement and the Grantor Option Agreement.

         "Option Properties" means the Seller Option Properties and the Grantor Option Properties.

         "Owned Improvements" shall mean all buildings, improvements, structures and Fixtures now or on the Closing Date located on the Owned Real Property, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called "infrastructure" improvements.

         "Owned Real Property" shall mean the real property legally described on Exhibits A-1 through A-8, attached hereto and made a part hereof, together with all of Seller's rights, titles, appurtenant interests, covenants, licenses, privileges and benefits thereunto belonging, and Seller's right, title and interest in and to any easements, right-of-way, rights of ingress or egress or other interests in, on or under any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining such real property including, without limitation, any strips and gores adjacent to or lying between such real property and any adjacent real property.

         "Permits" shall mean all permits, licenses (but excluding Seller's business and operating licenses), approvals, entitlements and other governmental, quasi-governmental and nongovernmental authorizations including, without limitation, certificates of use and occupancy, required in connection with the ownership, planning, development, construction, use, operation or maintenance of the Real Property, to the extent the same are assignable by Seller. As used herein, "quasi-governmental" shall include the providers of all utility services to the Real Property.

         "Permitted Exceptions" shall mean those title exceptions which have been approved in writing by Purchaser, or are deemed to have been approved by Purchaser upon the expiration of the Review Period.

         "Personal Property" shall mean all Intangible Property, Warranties, and Engineering Documents, and all those items of tangible personal property described on Exhibit J, attached hereto and made a part hereof, other than the Fixtures and the Excluded Personal Property, now or on the Closing Date owned by Seller and located on or about the Land or Improvements or used in connection with the operation thereof (specifically excluding personal property owned by employees of Seller).

         "Properties" shall mean, collectively, the Owned Real Property, the Owned Improvements, the Leasehold Interests, the Fixtures, and the Personal Property. A "Property" shall mean the Land, the Improvements, the Fixtures and the Personal Property related to a particular Exhibit A-1 through A-12 Property.

         "Purchase Price" shall mean the approximate aggregate sum of $249,856,000.00, which is allocated to each individual Property as set forth on Exhibit K attached hereto and made a part hereof. The Purchase Price with respect to a Property shall be calculated by Seller and shall equal the cost to Seller of developing and constructing such Property and shall include actual land and construction costs of such Property and so-called soft or development costs allocated to such Property. With respect to any Property on which the theatre thereon is not open on the closing of the Registered Offering, the Purchase Price to be paid at the closing of each such Property shall be the amount for such Property so provided in Exhibit K; provided, however, that if such amount does not equal the cost to Seller of developing and constructing such Property, the difference between the Purchase Price paid at the Closing of such Property and the cost to Seller of developing and constructing such Property shall be paid to Seller or Purchaser, as applicable, on the date which is 60 days from the Closing Date of such Property. Anything contained herein to the contrary notwithstanding, the Purchase Price with respect to the Properties on which the theatres thereon are not open on the closing of the Registered Offering, shall not in the aggregate increase in excess of $500,000 from the aggregate Purchase Price shown on Exhibit K with respect to such Properties.

         "Real Property" shall mean the Land, the Improvements and the Fixtures.

     "Registered Offering" shall be the public offering by Purchaser described in Section 5.3.j. hereof.

         "Review Period" shall mean a period commencing on the Effective Date and ending thirty (30) days from the date of Purchaser's receipt of the last of the Due Diligence Materials; provided, should the Effective Date be less than thirty (30) days prior to the Closing Date, the Review Period shall terminate on the date which is five (5) days prior to the Closing Date.

         "Right to Purchase Agreement" shall mean the Right to Purchase Agreement in substantially the same form as Exhibit L, attached hereto and made a part hereof, which shall be executed and delivered at the Closing, and pursuant to the terms of which AMCE shall agree to a duty of first offer and grant to Purchaser a right of first refusal for Purchaser to acquire certain property of Seller.

         "Search Reports" shall mean reports of searches made of the Uniform Commercial Code Records of the County in which each Property is located, and of the office of the Secretary of State of the State in which each Property is located and in the State in which the principal office of Seller is located, which searches shall reflect that no Property is encumbered by liens or security interests which will remain on such Property after the Closing. The Search Reports shall be updated, at Seller's expense, at or within fifteen (15) days prior to Closing.

         "Seller Option Agreement" shall mean the Seller Option Agreement, in substantially the same form as Exhibit I-1, attached hereto and made a part hereof, which shall be executed and delivered by Seller to Purchaser at the closing of the Registered Offering, and pursuant to which Seller shall grant Purchaser an exclusive option to acquire the Seller Option Properties.

         "Seller Option Properties" shall mean the real property described on Exhibits A-13, A-14, A-18, A-19 and A-20 attached hereto and made a part hereof, and any other property of Seller more particularly set forth in the Seller Option Agreement.

         "Seller's Operating and Service Agreements" shall mean all management, service and operating agreements and contracts entered into by Seller with respect to a Property, including, but not limited to, agreements and contracts relating to maintenance and repair at a Property, refuse service agreements, pest control service agreements, landscaping agreements, parking lot maintenance agreements, and snow removal contracts.

         "Survey" shall mean a current "as-built" ALTA survey, certified to ALTA requirements, prepared by an engineer or surveyor licensed in the State in which the Land is located reasonably acceptable to Purchaser, which shall: (a) include a narrative legal description of the Land by metes and bounds (which shall include a reference to the recorded plat, if any), and a computation of the area comprising the Land in both acres and gross square feet (to the nearest one-thousandth of said respective measurement); (b) accurately show the location on the Land of all improvements (dimensions thereof at the ground surface level and the distance therefrom to the facing exterior property lines of the Land), building and set-back lines, parking spaces (including number of spaces), fences, evidence of abandoned fences, ponds, creeks, streams, rivers, officially designated 100-year flood plains and flood prone areas, canals, ditches, easements, roads, rights-of-way and encroachments; (c) accurately show the location of encroachments, if any, upon adjoining property, or from adjoining property, upon the Land; (d) state the zoning classification of the Land; (e) be certified as of the date of the Survey to the Seller, the Purchaser, the Title Company, and any third-party lender designated by Purchaser; (f) legibly identify any and all recorded matters shown on said Survey by appropriate volume and page recording references; (g) show the location and names of all adjoining streets and the distance to the nearest streets intersecting the streets that adjoin the Land; (h) be satisfactory to (and updated from time to time as may be required by) the Title Company so as to permit it to delete the standard exception for survey matters and replace it with an exception for the matters shown on the Survey; and (i) include a written Surveyor's Certification in substantially the same form as set forth on Exhibit M, attached hereto.

         "Title Commitment" shall mean a current commitment or current commitments issued by the Title Company to the Purchaser pursuant to the terms of which the Title Company shall commit to issue the Title Policy to Purchaser in accordance with the provisions of this Agreement, and reflecting all matters which would be listed as exceptions to coverage on the Title Policy.

         "Title Company" shall mean Stewart Title Guaranty Company or the national service office of another title insurance company licensed in each state in which a Property is located selected by Seller and reasonably satisfactory to Purchaser.

         "Title Policy" shall mean an ALTA Extended Coverage Owner's Policy (or policies) of Title Insurance (10/17/92 Form), or comparable state promulgated policies, with liability in the aggregate amount of the Purchase Price, dated as of the Closing Date, issued by the Title Company, insuring title to the fee interest (or ground lease interest, as applicable) in the Real Property in Purchaser, subject only to the Permitted Exceptions and to the standard printed exceptions included in the ALTA standard form owner's extended coverage policy of title insurance, with the following modifications, if available upon commercially reasonable terms and at commercially reasonable costs: (a) the exception for survey matters shall be deleted and replaced by an exception for the matters shown on the Survey; (b) the exception for ad valorem taxes shall reflect only taxes for the current and subsequent years; (c) any exception as to parties in possession shall be limited to rights of Seller in possession, as lessee only, pursuant to the Lease; (d) there shall be no general exception for visible and apparent easements or roads and highways or similar items (with any exception for visible and apparent easements or roads and highways or similar items to be specifically referenced to and shown on the Survey and also identified by applicable recording information); and (e) the Title Policy shall include such endorsements as Purchaser shall reasonably require.

         "Total Properties" means the Properties and the Option Properties.

         "Warranties" shall mean all warranties and guaranties with respect to the Real Property or Personal Property, whether express or implied, which Seller now holds or under which Seller is the beneficiary, to the extent the same are assignable by Seller.

                                   ARTICLE II.

               AGREEMENTS TO SELL, PURCHASE, LEASE AND OPTION AND
                      AGREEMENT REGARDING RIGHT TO PURCHASE

        2.1 Agreement to Sell and Purchase. On the Closing Date for a Property, subject to the performance by the parties of the terms and provisions of this Agreement, Seller shall sell, convey, assign, transfer and deliver to Purchaser and Purchaser shall purchase, acquire and accept from Seller, such Property, for the Purchase Price therefor and subject to the terms and conditions of this Agreement. Subject to the terms and conditions of this Agreement, the Parties hereby agree to consummate each Closing for the sale of the Properties as soon as practicable following the closing of the Registered Offering.

        2.2 Agreement to Lease. On the Closing Date, and subject to the closing by Purchaser of the transaction contemplated herein with respect to some or all of the Property, Purchaser shall lease or sublease as applicable, to American Multi-Cinema, Inc. ("AMC"), and AMC shall lease or sublease as applicable, from Purchaser, the Property so purchased at the rental and upon the terms and conditions set forth in a Lease. On the Closing Date for the purchase of any Option Property, Purchaser shall lease or sublease to AMC, as applicable, and AMC shall lease or sublease from Purchaser, as applicable, the Option Property at a rental and upon the terms and conditions set forth in a Lease.

        2.3 Agreement to Grant Option. On the Closing Date, and subject to the Closing by Purchaser of the transaction contemplated herein with respect to some or all of the Property, Seller shall grant to Purchaser options to acquire the Option Properties at the purchase price and upon the terms and conditions set forth in the Seller Option Agreement.

        2.4 Right to Purchase. On the Closing Date, and subject to the Closing by Purchaser of the transaction contemplated herein with respect to some or all of the Property, AMCE shall agree to a duty of first offer and grant to Purchaser a right of first refusal to acquire certain property of AMCE, upon the terms and conditions set forth in the Right to Purchase Agreement.


                                  ARTICLE III.

                                 PURCHASE PRICE

        3.1 Payment of Purchase Price. The Purchase Price for a Property shall be paid by Purchaser delivering to the Seller at the Closing for such Property Federal Reserve wire transfer funds or other immediately available collected funds payable to the order of the Seller in the sum equal to the Purchase Price for such Property, subject to adjustment as herein provided. On or before the Closing, the Parties shall agree on an allocation of the Purchase Price as between the Real Property and the Personal Property for each Property.


                                   ARTICLE IV.

                                   ITEMS TO BE
                        FURNISHED TO PURCHASER BY SELLER

        4.1 Due Diligence Materials. As a courtesy and without warranty or representation, except as expressly set forth herein, Seller previously has delivered or made available (at the offices of Seller or its legal counsel) to Purchaser for its review and/or copying, the following items respecting the Land and the Property:

                  (a) True, correct, complete and legible copies of all Business Agreements, Warranties, Permits, Applicable Notices, Engineering Documents and Seller's Operating and Service Agreements (solely for the purposes of this Section 4.1 and Section 10.18 hereof, the terms Business Agreements, Warranties, Permits, and Engineering Documents shall include all agreements, documents and instruments otherwise included within such definitions, whether or not the same are assignable by Seller);

                  (b) True, correct, complete and legible copies of tax statements or assessments for all real estate and personal property taxes assessed against each Property for the current and the two prior calendar years, if available;

     (c) True, correct, complete and legible listing of all Fixtures, Personal Property and Excluded Personal Property, including a current depreciation schedule;

                  (d) True, correct, complete and legible copies of all existing fire and extended coverage insurance policies and any other insurance policies pertaining to each Property or certificates setting forth all coverages and deductibles with respect thereto, if any;

     (e)  True,  correct,   complete  and  legible  copies  of  all  instruments
evidencing, governing or securing the payment of any loans secured by each Property or related thereto;

                  (f) True, correct, complete and legible copies of any and all environmental studies or impact reports relating to each Property, if any, and any approvals, conditions, orders or declarations issued by any governmental authority relating thereto (such studies and reports shall include, but not be limited to, reports indicating whether the Property is or has been contaminated by Hazardous Materials and whether the Property is in compliance with the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973, as applicable);

                  (g) True, correct, complete and legible copies of any and all litigation files with respect to any pending litigation and claim files for any claims made or threatened, the outcome of which might materially affect each Property or the use and operation of each Property, together with summaries and such other more detailed information as Purchaser may reasonably request with respect to any other pending litigation or claim the outcome of which might materially affect Seller or materially affect each Property.

     (h) The Title Commitment, Exception Documents, Survey and Search Reports.

        4.2 Due Diligence Review. Prior to the Closing Date (and in the event there is more than one Closing Date, prior to the last Closing Date occurring pursuant to the terms hereof) (the "Review Period"), Purchaser has been given the right and opportunity to review the Due Diligence Materials delivered or made available by Seller to Purchaser pursuant to the provisions of Section 4.1 above. By consummating the sale and purchase provided herein at Closing, Purchaser shall be deemed to have accepted and approved the Due Diligence Materials with respect to each Property purchased at such Closing, and the Property, and to have waived to the extent Seller has the responsibility for the same pursuant to the Lease, any such defect, deficiency or encumbrance disclosed in the Due Diligence Materials with respect to each Property purchased at such Closing, and to have accepted all exceptions to title referenced in the Title Commitment, and all matters shown on the Survey, with respect to each Property purchased at such Closing. Such accepted title exceptions and survey matters shall be included in the term "Permitted Exceptions" as used herein.

        4.3 Investigations. During the Review Period, Purchaser and its agents and designees have been given the right and opportunity to examine each Property for the purpose of inspecting the same and making tests, inquiries and examinations (collectively the "Investigations").

        4.4 Restoration After Investigations. Purchaser agrees, at its sole expense, to cause the Property to be restored to substantially the same condition it was in prior to such entry. In addition, Purchaser agrees to indemnify, defend and hold Seller, its successors and assigns and the current owner of the Land harmless for, from and against and to reimburse Seller with respect to all claims for bodily injury, personal injury or property damage, as well as any professional services lien, which may be asserted by reason of the activities of Purchaser or its agents or designees during the Investigations. The foregoing indemnity shall survive the Closing and/or any termination of this Agreement and shall not operate as, or be deemed to be, an indemnification against any claim arising as a result of any condition or matter discovered as a result of the Investigations.

                                   ARTICLE V.

         REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

        5.1 Representations and Warranties of Seller. To induce Purchaser to enter into this Agreement and to purchase the Property, Seller represents and warrants to Purchaser as follows:

                  (a) Seller has and at each Closing will have, and will convey, transfer and assign to Purchaser, good, indefeasible and insurable right and title to the Land and its interest, as lessee, in the Ground Leases, free and clear of any deeds of trust, mortgages, liens, encumbrances, leases, tenancies, licenses, chattel mortgages, conditional sales agreements, security interests, covenants, conditions, restrictions, judgments, rights-of-way, easements, encroachments, claims and any other matters affecting title or use of the Property, except the Permitted Exceptions.

                  (b) Seller has duly and validly authorized and executed this Agreement, and has full right, title, power and authority to enter into this Agreement and to consummate the transactions provided for herein, and the joinder of no person or entity will be necessary to convey each Property fully and completely to Purchaser at the Closing of such Property and to lease or sublease such Property from Purchaser following such Closing. Sellers are corporations duly organized, validly existing and in good standing under the laws of the States of Missouri and Delaware, respectively, and are qualified to do business in each state in which any of the Property owned or leased by such Seller is located. The consummation of the transactions contemplated herein does not require the approval of Seller's shareholders or any third party, except such third party approvals as Seller has obtained or will obtain prior to each Closing Date. The execution by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby do not, and at the Closing will not, result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under, Seller's Bylaws or Certificate of Incorporation, any indenture, agreement, instrument or obligation to which Seller is a party or by which any Property or any portion thereof is bound; and does not constitute a violation of any Laws, order, rule or regulation applicable to Seller or any portion of a Property of any court or of any federal, state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over Seller or any portion of a Property.

                  (c) There are no adverse parties in possession of a Property or of any part thereof. Seller has not granted to any party any license, lease or other right relating to the use or possession of a Property, except as set forth in the Permitted Exceptions or provided to Purchaser in the Due Diligence Materials.

                  (d) Except as provided to Purchaser in the Due Diligence Materials, no written notice has been received from any insurance company that has issued a policy with respect to any portion of a Property or from any board of fire underwriters (or other body exercising similar functions), claiming any defects or deficiencies or requiring the performance of any repairs, replacements, alterations or other work and as of the Closing no such written notice will have been received which shall not have been cured. No written notice has been received by Seller from any issuing insurance company that any of such policies will not be renewed, or will be renewed only at a higher premium rate than is presently payable therefor.

                  (e) No pending condemnation, eminent domain, assessment or similar proceeding or charge affecting any Property or any portion thereof exists. Seller has not heretofore received any written notice, and has no actual knowledge, that any such proceeding or charge is contemplated.

                  (f) All Improvements (including all utilities) have been, or as of the Closing will be, substantially completed and installed in accordance with the plans and specifications approved by the governmental authorities having jurisdiction to the extent applicable and are transferable to Purchaser without additional cost. Permanent certificates of occupancy, all licenses, Permits, authorizations and approvals required by all governmental authorities having jurisdiction, and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been, or as of the Closing will be, issued for the Improvements, and, as of the Closing, where required, all of the same will be in full force and effect; provided, however, that temporary or partial certificates of occupancy may be provided in the event that under laws or regulations applicable to a particular Property, a permanent certificate of occupancy is not available because of the status of construction or subleasing of a portion of the Property. The Improvements, as designed and constructed, substantially comply or will substantially comply with all statutes, restrictions, regulations and ordinances applicable thereto, including but not limited to the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973, as applicable.

                  (g) The existing water, sewer, gas and electricity lines, storm sewer and other utility systems on the Land are reasonably adequate to serve the current and contemplated utility needs of each Property. All utilities required for the operation of the Improvements enter the Land through adjoining public streets or through adjoining private land in accordance with valid public or private easements that will inure to the benefit of Purchaser. All approvals, licenses and permits required for said utilities have been obtained and are in full force and effect. All of said utilities are installed and operating and all installation and connection charges have been paid in full.

                  (h) The location, construction, occupancy, operation and use of each Property (including the Improvements) do not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Property or the location, construction, occupancy, operation or use thereof, including, without limitation, all applicable zoning ordinances and building codes, flood disaster laws and health and environmental laws and regulations, the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973, as applicable.

                  (i) There are not any structural defects in any of the buildings or other Improvements constituting each Property. The Improvements, all heating, electrical, plumbing and drainage at, or servicing, each Property and all facilities and equipment relating thereto are and, as of the Closing, will be in good condition and working order and adequate in quantity and quality for the normal operation of the Property. No part of any Property has been destroyed or damaged by fire or other casualty. To Seller's knowledge, there are no unsatisfied written requests for repairs, restorations or alterations with regard to the Property from any person, entity or authority, including but not limited to any lender, insurance provider or governmental authority.

                  (j) Except as may be set forth in any of the Due Diligence Materials, no work has been performed or is in progress at any Property, and no materials will have been delivered to the Property that might provide the basis for a mechanic's, materialmen's or other lien against the Property or any portion thereof, and all amounts due for such work and material shall have been paid and all discharged to Purchaser's satisfaction as of Closing.

                  (k) There exist no service contracts, management or other agreements applicable to any Property, to which Seller is a party or otherwise known to Seller, other than Seller's Operating and Service Agreements and those agreements furnished to Purchaser pursuant to Section 4.1.

                  (l) Seller is not in default in any manner which would result in a material adverse effect on Seller or the Property under any of the Ground Leases, Business Agreements, or Seller's Operating and Service Agreements or any of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property or any portion thereof, and, to Seller's knowledge no other party to any of the foregoing is in material default thereunder.

                  (m) There are no actions, suits or proceedings pending or, to Seller's knowledge, threatened against or affecting any Property or any portion thereof, or relating to or arising out of the ownership or operation of the Property, or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality, other than those disclosed to Purchaser pursuant to Section 4.1. All judicial proceedings concerning any Property will be finally dismissed and terminated prior to Closing, excluding lawsuits in which Seller is involved in its ordinary course of business. Seller hereby covenants and agrees to indemnify and hold Purchaser harmless from and against any and all

Claims (including reasonable attorneys' fees) arising out of or relating to any lawsuits or other proceedings in which Seller is involved which lawsuits involve or relate to the Property.

                  (n) Each Property has free and unimpeded access to presently existing public highways and/or roads (either directly or by way of perpetual easements); and, to Seller's knowledge, all approvals necessary therefor have been obtained. No fact or condition exists which would result in the termination of the current access from the Property to any presently existing public highways and/or roads adjoining or situated on the Property.

                  (o) There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any other debtor relief laws contemplated by or, to Seller's knowledge, pending or threatened against Seller or any Property.

                  (p) Except as may be set forth in any of the Due Diligence Materials, no Hazardous Materials have been installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, or otherwise present in, on or under any Property by Seller or to Seller's knowledge by any third party. No activity has been undertaken on any Property by Seller or, to Seller's knowledge, by any third party which would cause (i) any Property to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring any Property within the ambit of RCRA or any Hazardous Materials Law, (ii) a release or threatened release of Hazardous Materials from any Property within the meaning of, or otherwise bring any Property within the ambit of, CERCLA or SARA or any Hazardous Materials Law or (iii) the discharge of Hazardous Materials into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Materials which would require a permit under any Hazardous Materials Law. No activity has been undertaken with respect to any Property by Seller or, to Seller's knowledge, any third party which would cause a violation or support a claim under RCRA, CERCLA, SARA or any other Hazardous Materials Law. No investigation, administrative order, litigation or settlement with respect to any Hazardous Materials is in existence with respect to any Property, nor, to Seller's knowledge, is any of the foregoing threatened. No written notice has been received by Seller from any entity, governmental body or individual claiming any violation of any Hazardous Materials Law, or requiring compliance with any Hazardous Materials Law, or demanding payment or contribution for environmental damage or injury to natural resources. Seller has not obtained and, to Seller's knowledge, is not required to obtain, and Seller has no knowledge of any reason Purchaser will be required to obtain, any permits, licenses, or similar authorizations to occupy, operate or use the Improvements or any part of any Property by reason of any Hazardous Materials Law. Notwithstanding the representations made herein, such representations are and shall be deemed to be limited by the matters detailed in any Phase I Preliminary Site Assessment or other Due Diligence Materials obtained by or provided to Purchaser in connection herewith.

                  (q) Each Property includes all items of property, tangible and intangible, currently used by Seller in connection with the operation of the Property, other than the Excluded Personal Property, Seller's Operating and Service Agreements, and property expressly excluded from the definition of the Property, and the exclusion of such items from the property to be conveyed to Purchaser will not have any materials adverse affect upon Purchaser's ownership of the Property following the Closing.

     (r) Seller has not knowingly failed to disclose anything of a material nature with respect to the Due Diligence Materials.

        5.2 Seller Indemnification. Seller hereby agrees to indemnify and defend, at its sole cost and expense, and hold Purchaser, its successors and assigns, harmless from and against and to reimburse Purchaser with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees and court costs) actually incurred of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Purchaser at any time and from time to time by reason of or arising out of
(a) the breach of any  representation or warranty of Seller set forth in Section
5.1 or any breach by Seller of any of its covenants and agreements set forth in this Agreement; (b) the failure of Seller, in whole or in part, to perform any obligation required to be performed by Seller pursuant to Section 5.1.; or (c) the ownership, construction, occupancy, operation, use and maintenance by Seller or its agents of the Property prior to the Closing Date. This indemnity applies, without limitation, to the violation on or before the Closing Date of any Hazardous Materials Law in effect on or before the Closing Date and any and all matters arising out of any act, omission, event or circumstance existing or occurring on or prior to the Closing Date (including, without limitation, the presence on the Property or release from the Property of Hazardous Materials disposed of or otherwise released prior to the Closing Date), regardless of whether the act, omission, event or circumstance constituted a violation of any Hazardous Materials Law at the time of its existence or occurrence. Subject to the provisions of Section 5.5 hereof, the provisions of this Section shall survive the Closing of the transaction contemplated by Section 2.1 of this Agreement and shall continue thereafter in full force and effect for the benefit of Purchaser, its successors and assigns. Notwithstanding any provision of this Agreement to the contrary, Purchaser may exercise any right or remedy Purchaser may have at law or in equity should Seller fail to meet, comply with or perform its indemnity obligations required by this Section 5.2. In the event a defect, claim or deficiency is discovered by Purchaser prior to Closing or is noticed in writing by Seller to Purchaser prior to Closing, Purchaser shall either terminate the Agreement as provided herein or waive the defect, claim or deficiency and proceed to Closing.

        5.3 Covenants and Agreements of Seller. Seller covenants and agrees with Purchaser, from the Effective Date until the Closing with respect to a Property or earlier termination of this Agreement:

                  (a) Seller shall: (i) operate the Property in the ordinary course of Seller's business and in substantially the same manner as currently operated; and (ii) fully maintain and repair the Improvements, the Fixtures, and the Personal Property in good condition and repair.

                  (b) Seller shall cause to be maintained in full force and effect fire and extended coverage insurance upon the Property and public liability insurance with respect to damage or injury to persons or property occurring on or relating to operation of the Property in commercially reasonable amounts (which for purposes hereof shall be deemed to be the amounts and coverages in effect on the date hereof).

                  (c) Seller shall pay when due all bills and expenses of the Property. Seller shall not enter into or assume any new Business Agreements with regard to the Property which are in addition to or different from those furnished and disclosed to Purchaser and reviewed and approved pursuant to
Section 4.1, except in the ordinary course of business.

                  (d) Seller shall not create or permit to be created any liens, easements or other conditions affecting any portion of the Property or the uses thereof, except in the ordinary course of business, without the prior written consent of Purchaser. No such lien, easement or other condition affecting the Property which Seller creates or permits to be created shall be or constitute a Permitted Exception until (i) such lien, easement or other condition affecting the Property has been disclosed to Purchaser in writing prior to Closing, (ii) a true and correct copy of all documents or instruments creating, evidencing, affecting or relating to such lien, easement or other condition affecting the Property has been provided to Purchaser prior to Closing, and (iii) Purchaser has determined to proceed with Closing and accept such lien, easement or other condition affecting the Property as a Permitted Exception, which determination shall be conclusively presumed by Purchaser's election to proceed with Closing following Seller's compliance with the requirements of (i) and (ii) of this paragraph.

                  (e) Seller will pay, as and when due, all interest and principal and all other charges payable under any indebtedness of Seller secured by the Property from the date hereof until Closing, and will not suffer or permit any default or, except in the ordinary course of business, amend or modify the documents evidencing or securing any such indebtedness without the prior consent of Purchaser.

                  (f) Seller will give to Purchaser, its attorneys, accountants and other representatives, during normal business hours and as often as may be reasonably requested, access to all books, records and files relating to the Property so long as the same does not unreasonably interfere with Seller's business operations.

                  (g) Seller shall not remove any Personal Property or Fixtures from the Land or Improvements without replacing same with substantially similar items of equal or greater value and repairing the damage, if any, to the Property as a result of such removal, except in the ordinary course of business.

                  (h) During the pendency of this Agreement, Seller, its corporate officers, directors, and agents shall not negotiate the sale or other disposition of the Property with any person or entity other than Purchaser, and shall not take any steps to initiate, consummate or document the sale or other disposition of the Property, or any portion thereof, to any person or entity other than Purchaser.

                  (i) Prior to the Closing Date, Seller agrees to notify Purchaser in writing within three (3) Business Days of any offer received by, delivered to or communicated to Seller for the purchase, sale, acquisition or other disposition of the Property.

                  (j) Seller shall provide representations, warranties and consents as may be reasonably required in connection with any public offering of stock (the "Registered Offering") or debt obligations by Purchaser, including, and similar in kind but not limited to, inclusion of financial statements, summary financial information and other required information concerning Seller, or Seller as lessee under the Lease, in any Securities and Exchange Commission filings. Seller shall cooperate in the preparation by Purchaser of a Form S-11 under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission in connection with the Registered Offering.

                  (k) Seller is sophisticated and experienced in the sale and lease back of real property and that in proceeding with the sale and lease back of the Properties, Seller will be relying on its investigations and examinations of each Property and not on any representation or warranty of Purchaser not expressly set forth in this Agreement.

        5.4 Representations and Warranties of Purchaser. To induce Seller to enter into this Agreement and to sell the Property, Purchaser represents and warrants to Seller as follows:

                  (a) Purchaser has duly and validly authorized and executed this Agreement, and has full right, title, power and authority to enter into this Agreement and to consummate the transactions provided for herein, and the joinder of no person or entity will be necessary to purchase the Property from Seller at Closing, and to lease or sublease the Property to Seller following Closing. Purchaser is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland and is qualified to do business in each state in which any of the Property is located. The consummation of the transactions contemplated herein or in the Lease does not require the approval of Purchaser's shareholders or any third party, except such third party approvals as Purchaser has obtained or will obtain prior to the Closing Date.

                  (b) The execution by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not, and at the Closing will not, result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under, any indenture, agreement, instrument or obligation to which Purchaser is a party; and does not, and at the Closing will not, constitute a violation of any Laws, order, rule or regulation applicable to Purchaser of any court or of any federal, state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over Purchaser.

                  (c) There are no actions, suits or proceedings pending, or to the actual knowledge of Purchaser, threatened, before or by any judicial body or any governmental authority, against Purchaser which would affect in any material respect Purchaser's ability to proceed with the transaction contemplated by this Agreement and the Lease.

                  (d) Purchaser is sophisticated and experienced in the purchase of real property and that in proceeding with the acquisition of the Properties, Purchaser will be relying on its Investigations and examinations of each Property and not on any representation or warranty of Seller not expressly set forth in this Agreement.

        5.5 Survival. Each of the representations, warranties and covenants contained in this Article V is intended for the benefit of Seller or Purchaser, as the case may be, and any underwriter of the Registered Offering. Each of said representations, warranties and covenants shall survive the Closing for a period of one (1) year, at which time they shall expire unless prior to such time the party receiving such representations, warranties and covenants has filed a legal action alleging a breach of one or more of the representations, warranties or covenants. No investigation, audit, inspection, review or the like conducted by or on behalf of the party receiving such representations, warranties or covenants shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that such party has the right to rely thereon and that each such representation, warranty and covenant constitutes a material inducement to execute this Agreement and to close the transaction contemplated hereby.


                                   ARTICLE VI.

                            CONDITIONS TO OBLIGATIONS

        6.1 Conditions to the Purchaser's Obligations. The obligations of Purchaser to purchase a Property from Seller and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at all times prior to and as of the Closing with respect to such Property (or such other time period specified below), of each of the following conditions:

                  (a) All of the representations and warranties of Seller set forth in this Agreement shall be true at all times prior to, at and as of, the Closing in all material respects and Seller shall deliver a Closing Certificate in substantially the same form attached hereto as Exhibit E updating such representations and warranties.

                  (b) Seller shall have delivered, performed, observed and complied with, all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by it prior to, or as of, the Closing.

                  (c) Seller shall not be in receivership or dissolution or have made any assignment for the benefit of creditors, or admitted in writing its inability to pay its debts as they mature, or have been adjudicated a bankrupt, or have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state and no such petition shall have been filed against it.

                  (d) No material or substantial adverse change shall have occurred with respect to the condition, financial or otherwise, of the Seller or the Property.

                  (e) Neither the Property nor any part thereof or interest therein shall have been taken by execution or other process of law in any action prior to Closing, nor shall any action or proceeding seeking any such taking be pending.

                  (f)   During   the  Review   Period,   Purchaser   shall  have
satisfactorily completed its Investigations of the Property with respect to the physical condition thereof by agents or contractors selected by Purchaser.

                  (g) During the Review Period, Purchaser shall have received, in form acceptable to Purchaser, evidence of compliance by the Property with all building codes, zoning ordinances and other governmental entitlements as necessary for the operation of the Property for the current and intended use, including, without limitation, certificates of occupancy (or evidence of the existence thereof) and such other permits, licenses, approvals, agreements and authorizations as are required for the operation of the Property for the current and intended use.

                  (h)  During  the  Review  Period,  all  necessary   approvals,
consents and the like of third parties to the validity and effectiveness of the transactions contemplated hereby have been obtained.

     (i) During the Review Period, Purchaser has reviewed and satisfied itself with respect to the Due Diligence Materials.

     (j) No material portion of the Property shall have been destroyed by fire or casualty.

                  (k) No condemnation, eminent domain or similar proceedings shall have been commenced or threatened in writing with respect to any material portion of the Property.

                  (l) Purchaser shall have been successful in causing the formation of a real estate investment trust whose interests have been sold to the public pursuant to the Registered Offering and in connection therewith shall have raised capital in an amount not less than $250,000,000.00.

                  (m) Purchaser shall have entered into option agreements, acceptable in form and substance to Purchaser, for the purchase of the Grantor Option Properties, such agreements to provide for the closing of the purchase of the Grantor Option Property as set forth therein.

With respect to the conditions  precedent set forth in paragraphs (a), (b), (d),
(e), (f), (g), (h), (i), (j), (k) and (m) of this Section 6.1, Purchaser shall have the right to determine whether each of said conditions has been satisfied separately with respect to each individual Property or Grantor Option Property, and if Purchaser shall determine that any of said conditions have not been satisfied with respect to any one or more individual Property or Grantor Option Property, Purchaser shall have the right, notwithstanding the provisions of
Section 6.2 hereof (subject, however, to the provisions of Section 6.3(e) hereof), to terminate this Agreement with respect to any one or more individual Property as to which any of such conditions has not been satisfied, and to proceed with the Closing with respect to the remaining Property.

        6.2 Failure of Conditions to Purchaser's Obligations. In the event any one or more of the conditions to Purchaser's obligations are not satisfied or waived in whole or in part at any time prior to or as of the Closing of a Property, Purchaser, at Purchaser's option, shall be entitled to: (a) terminate this Agreement by giving written notice thereof to Seller, whereupon all moneys, if any, which have been delivered by Purchaser to Seller or the Title Company shall be immediately refunded to Purchaser and Purchaser shall have no further obligations or liabilities hereunder; or (b) proceed to Closing hereunder.

        6.3 Conditions to the Seller's Obligations. The obligations of Seller to sell a Property to Purchaser and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at all times prior to and as of the Closing with respect to such Property (or such other time period specified below), of each of the following conditions:

                  (a) All of the representations and warranties of Purchaser set forth in this Agreement shall be true at all times prior to, at and as of, the Closing in all material respects and Purchaser shall deliver a Closing Certificate in substantially the same form attached hereto as Exhibit E updating such representations and warranties.

                  (b) Purchaser shall have delivered, performed, observed and complied with, all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by it prior to, or as of, the Closing.

                  (c) Purchaser shall not be in receivership or dissolution or have made any assignment for the benefit of creditors, or admitted in writing its inability to pay its debts as they mature, or have been adjudicated a bankrupt, or have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state and no such petition shall have been filed against it.

                  (d) Purchaser shall have been successful in causing the formation of a real estate investment trust whose interests have been sold to the public pursuant to the Registered Offering and in connection therewith shall have raised capital in an amount not less than $250,000,000.00.

                  (e) Purchaser has not elected to terminate this Agreement with respect to any Properties with an aggregate Purchase Price in excess of $35,000,000.00.

                  (f) Purchaser has entered into a Lease with respect to each Property being purchased by Purchaser effective upon and following the Closing of such Property.

        6.4 Failure of Conditions to Seller's Obligations. In the event any one or more of the conditions to Seller's obligations are not satisfied or waived in whole or in part at any time prior to or as of the Closing, Seller, at Seller's option, shall be entitled to: (a) terminate this Agreement by giving written notice thereof to Purchaser, whereupon all moneys, if any, which have been delivered by Seller to Purchaser or the Title Company shall be immediately refunded to Seller and Seller shall have no further obligations or liabilities hereunder; or (b) proceed to Closing hereunder.



                                  ARTICLE VII.

                     PROVISIONS WITH RESPECT TO THE CLOSING

        7.1 Seller's Closing Obligations. At the Closing with respect to a Property, Seller shall furnish and deliver to the Purchaser, at Seller's expense, the following:

                  (a) The Deed, Title Policy (or the Title Commitment or pro forma policy marked-up and initialed by the Title Company), Assignment, Bill of Sale, Certificate of Non- Foreign Status, Closing Certificate, Right to Purchase Agreement, Lease, and Seller Option Agreement, each duly executed and acknowledged by Seller and, as appropriate, in recordable form acceptable in the state and county in which each Property is located.

                  (b) Certificates of casualty and fire insurance for the Property and satisfactory evidence of all other insurance coverages as required pursuant to the Lease showing Purchaser as additional insured and loss payee thereunder, as required by the Lease, with appropriate provisions for prior notice to Purchaser in the event of cancellation or termination of such policies and otherwise in form and substance as required by the Lease.

                  (c) Search Reports, dated not more than fifteen (15) days prior to Closing, evidencing no UCC-1 Financing Statements or other filings in the name of Seller with respect to the Property which will remain on the Property after the Closing or an indemnification in form reasonably acceptable to Seller and Purchaser with respect to any such UCC-1 Financing Statements or other filings.

                  (d) Such affidavits or letters of indemnity from Seller as the Title Company shall reasonably require in order to omit from the Title Policy all exceptions for unfiled mechanic's, materialman's or similar liens and rights of parties in possession (other than Seller under the Lease and other tenants under leases disclosed in the Due Diligence Materials).

                  (e) Any and all transfer declarations or disclosure documents, duly executed by the appropriate parties, required in connection with the Deed by any state, county or municipal agency having jurisdiction over the Property or the transactions contemplated hereby.

     (f) An opinion of Seller's counsel, dated as of the Closing Date, in the form of Exhibit N-1, attached hereto.

                  (g) Such instruments or documents as are necessary, or reasonably required by Purchaser or the Title Company, to evidence the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the purchase and sale transaction contemplated hereby.

     (h) Such other documents as are reasonably required by Purchaser to carry out the terms and provisions of this Agreement.

                  (i) All necessary approvals, consents, certificates and the like of third parties to the validity and effectiveness of the transactions contemplated hereby.

        7.2 Purchaser's Closing Obligations. At the Closing with respect to a Property, Purchaser shall furnish and deliver to Seller, at Purchaser's expense, the following:

                  (a) Federal Reserve, wire transfer funds or other immediately available collected funds payable to the order of Seller representing the cash portion of the Purchase Price due in accordance with Section 3.1 herein.

     (b) The Closing Certificate, Right to Purchase Agreement, Lease, Assignment and Seller Option Agreement duly executed and acknowledged by Purchaser.

                  (c) Such instruments or documents as are necessary, or reasonably required by Seller or the Title Company, to evidence the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the purchase and sale transaction contemplated hereby.

     (d) An opinion of Purchaser's counsel, dated as of the Closing Date, in the form of Exhibit N-2, attached hereto.

     (e) Such other documents as are reasonably required by Seller to carry out the terms and provisions of this Agreement.

                  (f) All necessary approvals, consents, certificates and the like of third parties to the validity and effectiveness of the transaction contemplated hereby.

        7.3 Purchaser's Closing Obligations Respecting Grantor Option Property. Upon each closing of the purchase of any Grantor Option Property, Purchaser hereby agrees that it will, at such closing, furnish and deliver to Seller, at Purchaser's expense, the Lease, duly executed and acknowledged by Purchaser, as appropriate, with respect to such Grantor Option Property.



                                  ARTICLE VIII.

                               EXPENSES OF CLOSING

        8.1 Adjustments. There shall be no adjustment of taxes, assessments, water or sewer charges, gas, electric, telephone or other utilities, operating expenses, employment charges, premiums on insurance policies, rents or other normally proratable items, it being agreed and understood by the Parties that the Seller shall be obligated to pay such items after Closing under the terms of the Lease.

        8.2 Closing Costs. Seller shall pay (a) all title examination fees and premiums for the Title Policy; (b) the cost of the Search Reports; (c) the cost of the Survey; (d) Seller's legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered, or to cause to be delivered, by Seller hereunder, including without limitation, the cost of performance by Seller of its obligations hereunder; (e) all other costs and expenses which are required to be paid by Seller pursuant to other provisions of this Agreement; (f) any and all state, municipal or other documentary or transfer taxes payable in connection with the delivery of any instrument or document provided in or contemplated by this Agreement or any agreement or commitment described or referred to herein; and (g) the charges for or in connection with the recording and/or filing of any instrument or document provided herein or contemplated by this Agreement or any agreement or document described or referred to herein. Purchaser shall pay (x) Purchaser's legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered, or to cause to be delivered, by Purchaser hereunder, including, without limitation, the cost of performance by Purchaser of its obligations hereunder; (y) all costs and expenses, if any, in any way relating to any financing which Purchaser obtains in connection with its purchase of the Property; and (z) all other costs and expenses which are required to be paid by Purchaser pursuant to other provisions of this Agreement. Purchaser and Seller shall each be responsible for other costs in the usual and customary manner for this kind of transaction in the county where the Property is located.

        8.3 Commissions/Broker's Fees. Seller hereby represents and warrants to Purchaser that it has not contacted any real estate broker, finder or any other party in connection with this transaction, and that it has not taken any action which would result in any real estate broker's, finder's or other fees being due or payable to any party with respect to the transaction contemplated hereby.
Purchaser hereby represents and warrants to Seller that Purchaser has not contacted any real estate broker, finder or any other party in connection with this transaction, and that it has not taken any action which would result in any real estate broker's, finder's or other fees being due or payable to any party with respect to the transaction contemplated hereby. Each Party hereby indemnifies and agrees to hold the other Party harmless from any loss, liability, damage, cost or expenses (including reasonable attorneys' fees) resulting to such other Party by reason of a breach of the representation and warranty made by such Party herein.


                                   ARTICLE IX.

                              DEFAULT AND REMEDIES

        9.1       Seller's Default; Purchaser's Remedies.

                  (a) Seller's Default. Seller shall be deemed to be in default hereunder upon the occurrence of one of the following events: (i) any of Seller's warranties or representations set forth herein shall be untrue in any material respect when made or at Closing; or (ii) Seller shall fail to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in this

Agreement, which, in either of such events, is not cured by Seller within 10 days following receipt by Seller of written notice of default from Purchaser.

                  (b) Purchaser's Remedies. In the event Seller shall be deemed to be in default hereunder Purchaser may, at Purchaser's sole option, do any one or more of the following: (i) terminate this Agreement by written notice delivered to Seller on or before the Closing; and/or (ii) enforce specific performance of this Agreement against Seller including Purchaser's reasonable costs and attorneys' fees and court costs in connection therewith; and/or (iii) exercise any other right or remedy Purchaser may have at law or in equity by reason of such default including, but not limited to, the recovery of reasonable attorneys' fees and court costs incurred by Purchaser in connection herewith.

        9.2       Purchaser's Default; Seller's Remedies.

                  (a) Purchaser's Default. Purchaser shall be deemed to be in default hereunder upon the occurrence of one of the following events: (i) any of Purchaser's warranties or representations set forth herein shall be untrue in any material respect when made or at Closing; or (ii) Purchaser shall fail to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in this Agreement, which, in either of such events, is not cured by Purchaser within 10 days following receipt by Purchaser of written notice of default from Seller.

                  (b) Seller's Remedies. In the event Purchaser shall be deemed to be in default hereunder Seller may, at Seller's sole option, do any one or more of the following: (i) terminate this Agreement by written notice delivered to Purchaser on or before the Closing; and/or (ii) enforce specific performance of this Agreement against Purchaser including Seller's reasonable costs and attorneys' fees and court costs in connection therewith; and/or (iii) exercise any other right or remedy Seller may have at law or in equity by reason of such default including, but not limited to, the recovery of reasonable attorneys' fees and court costs incurred by Seller in connection herewith.


                                   ARTICLE X.

                                  MISCELLANEOUS

       10.1 Survival. Except as otherwise specifically provided herein (including Section 5.5), all of the representations, warranties, covenants, agreements and indemnities of Seller and Purchaser contained in this Agreement, to the extent not performed at the Closing, shall not survive the Closing but shall be deemed to merge upon the acceptance of the Deed and Assignment by Purchaser.

       10.2 Right of Assignment. Neither this Agreement nor any interest herein may be assigned or transferred by either Party to any person, firm, corporation or other entity without the prior written consent of the other Party, which consent may be given or withheld in the sole discretion of such other Party.

       10.3 Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be either (a) delivered in person, (b) sent by certified mail, return-receipt requested, (c) delivered by a recognized delivery service or (d) sent by facsimile transmission and addressed as follows:

If intended for Purchaser:               Entertainment Properties Trust
                                         One Kansas City Place
                                         1200 Main Street, Suite 3250
                                         Kansas City, Missouri  64105
                                         Phone:  (816) 480-4649
                                         Fax:  (816) 480-4617
                                         Attention:  Robert L. Harris, President

With a copy to:                          Stinson, Mag & Fizzell, P.C.
                                         1201 Walnut, Suite 2800
                                         Kansas City, Missouri  64105
                                          Phone:  (816) 691-3180
                                          Fax:  (816) 691-3495
                                         Attention:  Michael G. O'Flaherty

If intended for Seller:                  AMC Entertainment Inc.
                                         106 West 14th Street
                                         Kansas City, Missouri  64105
                                         Phone:  (816) 221-4000
                                         Fax:  (816) 480-4617
                                         Attention:  Peter C. Brown, President

With a copy to:                          Lathrop & Gage L.C.
                                         2345 Grand Boulevard, Suite 2800
                                         Kansas City, Missouri  64108
                                         Phone:  (816) 460-5515
                                         Fax:  (816) 292-2001
                                         Attention:  E.T. Bullard

or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided. A notice, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when delivered to the address of the recipient, if sent by mail, on the date of receipt by the recipient as shown on the return receipt card, or if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a notice, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 P.M. on any Business Day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 A.M. on the first Business Day thereafter.

       10.4 Entire Agreement; Modifications. This Agreement, together with the other documents, instruments and agreements heretofore or hereinafter entered into in connection with the transactions contemplated herein, embody and constitute the entire understanding between the Parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements (oral or written) are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the Party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

     10.5 Applicable Law. THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI. The Parties agree that jurisdiction and venue for any litigation arising out of this Agreement shall be in the Courts of Jackson County, Missouri or the U.S. District Court for the Western District of Missouri and, accordingly, consent thereto.

       10.6   Captions.   The  captions  in  this  Agreement  are  inserted  for
convenience of reference only and in no way define, describe, or limit the scope or intent of this Agreement or any of the provisions hereof.

     10.7 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

       10.8 Time is of the Essence. With respect to all provisions of this Agreement, time is of the essence. However, if the first date of any period which is set out in any provision of this Agreement falls on a day which is not a Business Day, then, in such event, the time of such period shall be extended to the next day which is a Business Day.

       10.9 Waiver of Conditions. Any Party may at any time or times, at its election, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such Party. No waiver by a Party of any breach of this Agreement or of any warranty or representation hereunder by the other Party shall be deemed to be a waiver of any other breach by such other Party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a Party after any breach by the other Party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other Party, whether or not the first Party knows of such breach at the time it accepts such payment or performance. No failure or delay by a Party to exercise any right it may have by reason of the default of the other Party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first Party while the other Party continues to be so in default.

       10.10 Confidentiality. Except as hereinafter provided, from and after the execution of this Agreement, Seller and Purchaser shall keep the Due Diligence Materials and the contents thereof confidential and shall not disclose the contents thereof except to their respective attorneys, accountants, engineers, surveyors, financiers, bankers and other parties necessary for the consummation of the contemplated transactions. Notwithstanding the foregoing, it is acknowledged that Purchaser is in the process of consummating the Registered Offering and, as a result thereof, is and will be subject to various securities laws relating to, among other things, disclosure of material facts. Accordingly, this document may be filed with the SEC and its contents and information relating to the Properties and the Option Properties will be disclosed to Purchaser's underwriters, the Securities and Exchange Commission and/or similar state authorities and to the public. If Purchaser does not consummate the Registered Offering or acquire any Property, it shall deliver to Seller all copies of proprietary information delivered to Purchaser by Seller.

       10.11 Attorneys' Fees. If either Party obtains a judgment against the other Party by reason of a breach of this Agreement, a reasonable attorneys' fee as fixed by the court shall be included in such judgment.

       10.12 Remedies Cumulative. Except as herein expressly set forth, no remedy conferred upon a Party by this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law, in equity or by statute.

       10.13 Terminology. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof", "hereunder" and similar terms shall refer to this Agreement unless the context requires otherwise. Whenever the context so requires, the neuter gender includes the masculine and/or feminine gender, and the singular number includes the plural and vice versa.

       10.14 Estoppel. Each Party confirms and agrees that (a) it has read and understood all of the provisions of this Agreement; (b) it is an experienced real estate investor and is familiar with major sophisticated transactions such as that contemplated by this Agreement; (c) it has negotiated with the other Party at arm's length with equal bargaining power; and (d) it has been advised by competent legal counsel of its own choosing.

       10.15 Joint Preparation. This Agreement (and all exhibits thereto) is deemed to have been jointly prepared by the Parties hereto, and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any Party, but shall be interpreted according to the application of the rules of interpretation for arm's-length agreements.

       10.16 Counterparts. This Agreement may be executed at different times and in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the Party against whom enforcement is sought.

     10.17 Joint and Several Liability. The obligations of the parties-Seller under this Agreement, and under all of the documents and instruments entered into in accordance with the provisions of this Agreement, are joint and several.

       10.18 Non-Assignable Agreement. Seller hereby covenants and agrees to use its best reasonable efforts to obtain all necessary consents to the assignment of any of the Business Agreements, Warranties, Permits and Engineering Documents (for the purposes of this Section 10.18, the terms Business Agreements, Warranties, Permits and Engineering Documents shall include all agreements, documents and instruments included within such definitions, whether or not the same are assignable by Seller) as Purchaser and Seller shall mutually agree upon. If and to the extent that any of the Business Agreements, Warranties, Permits and Engineering Documents are not assignable without the consent or approval of a third party, and either (a) Purchaser does not request that Seller obtain such approval, or (b) Seller is unable to obtain such approval following Purchaser's request that Seller obtain such consent or approval, then, in either of such cases, and subject to the Purchaser's rights as hereinafter provided, Seller hereby agrees and acknowledges that it will, from and after Closing, own and hold such Business Agreements, Warranties, Permits and Engineering Documents as agent on behalf of and for the benefit of Purchaser, and Seller will from time to time execute such documents as Purchaser shall reasonably require to evidence that Seller own and hold such Business Agreements, Warranties, Permits and Engineering Documents as agent on behalf of and for the benefit of Purchaser. If Purchaser requests that Seller obtain any required third party consents for the assignment by Seller to Purchaser of any of the Business Agreements, Warranties, Permits and Engineering Documents, and Seller is unable to obtain such consent or approval, then Purchaser shall have the rights to determine that the Due Diligence Materials with respect to the Property or Due Diligence Property in question are not acceptable to Purchaser, and to exercise Purchaser's rights under Section 6.1 hereof. The provisions of this Section
10.18 shall not terminate or expire as otherwise provided in this Agreement, but the covenants and agreements in this Section 10.18 shall survive and continue in full force and effect at all times after Closing.

       10.19 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY
PARTY AGAINST ANY OTHER PARTY ON ANY MATTER ARISING OUT OF OR IN
ANY WAY CONNECTED WITH THIS AGREEMENT OR THE OTHER
AGREEMENTS.

EXECUTED to be effective as of the Effective Date.

                                     SELLER:

(SEAL)                                AMERICAN MULTI-CINEMA, INC.,
ATTEST                                a Missouri corporation

By:/s/ Nancy L. Gallagher             By:/s/ Peter C. Brown
Name:  Nancy L. Gallagher             Name: Peter C. Brown
Title:  Vice President and Secretary  Title:     Executive Vice President and
                                                 Chief Financial Officer

                                      Seller's Tax Identification Number:
                                      43-0908577

(SEAL)                                AMC REALTY, INC., a Delaware
ATTEST                                corporation

By:/s/ Nancy L. Gallagher             By:/s/ Peter C. Brown
Name:  Nancy L. Gallagher             Name:  Peter C. Brown
Title:  Vice President and Secretary  Title:     Executive Vice President and
                                                 Chief Financial Officer

                                      Seller's Tax Identification Number:
                                      43-1360799

                                      PURCHASER:

(SEAL)                                ENTERTAINMENT PROPERTIES TRUST,
                                      a Maryland Real Estate Investment Trust

                                      By: /s/ David M. Brain
                                      Name:  David M. Brain
                                      Title:     Chief Financial Officer and
                                                 Secretary

                                      Purchaser's Tax Identification Number:
                                      43-179877

                                TABLE OF CONTENTS

ARTICLE I.

                  DEFINITIONS..................................................1

ARTICLE II.

                  AGREEMENTS TO SELL, PURCHASE, LEASE AND OPTION AND
                  AGREEMENT REGARDING RIGHT TO PURCHASE.......................10
                  2.1      Agreement to Sell and Purchase.  ..................10
                  2.2      Agreement to Lease.................................10
                  2.3      Agreement to Grant Option..........................10
                  2.4      Right to Purchase..................................10

ARTICLE III.

                  PURCHASE PRICE..............................................10
                  3.1      Payment of Purchase Price..........................10

ARTICLE IV.

                  ITEMS TO BE FURNISHED TO PURCHASER BY SELLER................11
                  4.1      Due Diligence Materials............................11
                  4.2      Due Diligence Review...............................12
                  4.3      Investigations.....................................12
                  4.4      Restoration After Investigations...................12

ARTICLE V.

                  REPRESENTATIONS, WARRANTIES, COVENANTS AND
                  AGREEMENTS..................................................13
                  5.1      Representations and Warranties of Seller...........13
                  5.2      Seller Indemnification.............................17
                  5.3      Covenants and Agreements of Seller.................17
                  5.4      Representations and Warranties of Purchaser........19
                  5.5      Survival...........................................20

ARTICLE VI.

                  CONDITIONS TO OBLIGATIONS..................................20
                  6.1      Conditions to the Purchaser's Obligations.........20
                  6.2      Failure of Conditions to Purchaser's Obligations..22
                  6.3      Conditions to the Seller's Obligations............22
                  6.4      Failure of Conditions to Seller's Obligations.....23

ARTICLE VII.

                  PROVISIONS WITH RESPECT TO THE CLOSING.....................23
                  7.1    Seller's Closing Obligations........................23
                  7.2    Purchaser's Closing Obligations.....................24
                  7.3 Purchaser's Closing Obligations Respecting Grantor..25 Option Property

ARTICLE VIII.

                  EXPENSES OF CLOSING........................................25
                  8.1      Adjustments.......................................25
                  8.2      Closing Costs.....................................25
                  8.3      Commissions/Broker's Fees.........................26

 ARTICLE IX.

                  DEFAULT AND REMEDIES.......................................26
                  9.1      Seller's Default; Purchaser's Remedies............26
                                    a.      Seller's Default.................26
                                    b.      Purchaser's Remedies.............27
                  9.2      Purchaser's Default; Seller's Remedies............27
                                    a.      Purchaser's Default..............27
                                    b.      Seller's Remedies................27

 ARTICLE X.

                  MISCELLANEOUS..............................................27
                  10.1     Survival..........................................27
                  10.2     Right of Assignment...............................27
                  10.3     Notices...........................................28
                  10.4     Entire Agreement; Modifications...................29
                  10.5     Applicable Law....................................29
                  10.6     Captions..........................................29

                  10.7     Binding Effect....................................29
                  10.8     Time is of the Essence............................29
                  10.9     Waiver of Conditions..............................29
                  10.10    Confidentiality...................................30
                  10.11    Attorneys' Fees...................................30
                  10.12    Remedies Cumulative...............................30
                  10.13    Terminology.......................................30
                  10.14    Estoppel..........................................30
                  10.15    Joint Preparation.................................30
                  10.16    Counterparts......................................31
                  10.17    Joint and Several Liability.......................31
                  10.18    Non-Assignable ...................................31
                  10.19    Waiver of Jury Trial..............................31

                              SCHEDULE OF EXHIBITS

A - Property Descriptions (A-1 through A-20)

B - Assignment of Ground Lease

C - Bill of Sale

D - Certificate of Non-Foreign Status

E - Closing Certificate

F - Deed (F-1 through F-3)

G - Excluded Personal Property

H-1 - Lease

H-2 - Guaranty of Lease

I-1 - Seller Option Agreement

I-2 - Grantor Option Agreement

J - Personal Property

K - Purchase Price

L - Right to Purchase Agreement

M - Form of Surveyor's Certification

N - Opinions of Seller's and Purchaser's Counsel (N-1 and N-2)

                                    EXHIBITS


                                       TO


                         AGREEMENT OF SALE AND PURCHASE


                                      AMONG


                          AMERICAN MULTI-CINEMA, INC.,
                             a Missouri corporation,

                                       and

                                AMC REALTY, INC.,
                             a Delaware corporation

                                   ("SELLER")

                                       AND

                         ENTERTAINMENT PROPERTIES TRUST,
                     a Maryland real estate investment trust

                                  ("PURCHASER")







                                November 21, 1997

                                    EXHIBIT K
                        TO AGREEMENT OF SALE AND PURCHASE
           AMERICAN MULTI-CINEMA, INC./ENTERTAINMENT PROPERTIES TRUST

                                 Purchase Price

                                               Fee or            Estimated
Theatre Name                            Ground Lease          Purchase Price

1.   Grand 24                           Fee                      18,600,000
2.   Promenade 16                       Fee                      28,500,000
3.   Ontario Mills 30                   Fee                      25,300,000
4.   West Olive 16                      Fee                      17,800,000
5.   Studio 30                          Fee                      26,400,000
6.   Huebner Oaks 24                    Fee                      16,700,000
7.   Leawood Town Centre 20             Fee                      15,800,000
8.   South Barrington 30                Fee                      35,556,000 1
9.   Mission Valley 20                  Ground Lease             16,300,000
10. Lennox 24                           Ground Lease             12,900,000
11. First Colony 24                     Ground Lease             19,100,000
12. Oakview 24                          Ground Lease             16,700,000


--------
     1 Includes $1,056,000 for an out parcel which will be purchased by Purchaser at the closing of the purchase of South Barrington 30 unless such parcel is under contract or has been sold by Seller at the time of such closing.